EXHIBIT 23(b)
CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 6, 1998, with respect to the financial statements and schedule of 360 Communications Company included in the Registration statement (Form S-3) and related Prospectus of ALLTEL Corporation for the registration of $300,000,000 of debt securities.



                                                 /s/ERNST & YOUNG LLP

Chicago, Illinois
December 1, 1998


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